Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Company’s previously filed into the Registration Statements (Nos. 333-164610 filed February 1, 2010, 333-152183 filed July 8, 2008 and 333-143262 filed on May 25, 2007) on Form S-8, of our report dated November 30, 2010 with respect to the consolidated financial statements of Conolog Corporation included in this Annual Report on Form 10-K for the year ended July 31, 2010.

/s/ WithumSmith+Brown, PC
Somerville, New Jersey
November 30, 2010